EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of January 26, 1996, between KASH N' KARRY FOOD STORES, INC., a

Delaware corporation (the "Company"), and RICHARD D. COLEMAN (the

"Employee").

     WHEREAS, the Company and the Employee desire to enter into this Agreement to assure the Company of the services of the

Employee for the benefit of the Company and to set forth the respective rights and duties of the parties hereto;

     WHEREAS, the Company is in the business of owning, operating and managing supermarkets and retail liquor, food, grocery and warehouse format stores in Florida and may, in the future, own,

operate and manage additional supermarkets or retail liquor, food,

grocery or warehouse format stores in or outside of Florida (such business, present and future, being hereinafter referred to as the

"Business");

      NOW, THEREFORE, in consideration of the premises and the

mutual covenants, terms and conditions set forth herein, the

Company and the Employee agree as follows:


                           ARTICLE I.

                           Employment

      1.1  Employment and Title.  The Company hereby employs the

Employee, and the Employee hereby accepts such employment, as the

Senior  Vice President - Administration, Chief Financial Officer

and Secretary of the Company, upon the terms and conditions set forth herein.

     1.2  Services.

           During  the Term (as hereinafter defined) hereof,  the

Employee  agrees to perform diligently and in good faith such duties and services for the Company under the direction of the

Chief Executive Officer of the Company (the "CEO") as are

consistent with the positions of Senior Vice President  -

Administration, Chief Financial Officer and Secretary of the

Company.  The Employee agrees to devote his best efforts and all of his full business time, energies and abilities to the services to be performed hereunder and for the exclusive benefit of the

Company; provided, that this clause shall not be construed to prevent the Employee from personally, and for his own account,

trading in stocks, bonds, securities, real estate, or other forms of investment for his own benefit, so long as any such activity does not materially interfere with the performance of his duties hereunder, and, provided, further, that Employee shall be entitled to engage in those further activities permitted under Section 1.4.

The Employee shall be vested with such authority as is generally concomitant with the positions to which he is appointed.

      1.3   Location.  The principal place of employment and  the

location of the Employee's principal office and ordinary place of work shall be in Tampa, Florida; provided, however, the Employee shall, when requested by his superiors, or may, if he determines
it to be reasonably necessary, temporarily perform services

outside said area as are reasonably required for the proper

performance of his duties under this Agreement.

     1.4  Exclusivity.  The Employee shall not, without the prior written consent of the Company, directly or indirectly, during the term of this Agreement render services of a business, professional or commercial nature to any other person or  entity, whether for compensation or otherwise.

     1.5  Representations.  Each party represents and warrants to the  other that he/it has full power and authority to enter  into and  perform  this Agreement and that his/its execution of and performance of this Agreement shall not constitute a default under or breach of any of the terms of any agreement to which he/it is a party or under which he/it is bound.  Each party represents that no consent or approval of any third party is required for his or its execution, delivery and performance of this Agreement.  The

Employee further represents and warrants to the Company that he is free to accept this employment, and that he has no other

obligations or commitments of any kind to any one which would in any way hinder or interfere with his acceptance of, full

performance of his obligations under, or exercise of his best efforts with respect to, this Agreement.




                            ARTICLE 2

                              Term

    2.1  Term.  The term of the Employee's employment hereunder

(the "Term") shall commence on January 26, 1996 (the "Commencement

Date") and shall continue until (but not including) the second anniversary of the Commencement Date (the "Scheduled Termination

Date") unless earlier terminated pursuant to the provisions of this Agreement.  On or before July 24, 1997, the parties agree to begin negotiating the terms of the Employee's employment, if any,

after the Scheduled Termination Date.

                            ARTICLE 3

                          Compensation

   3.1  Salary.  As compensation for the services to be

rendered by the Employee, the Company shall pay the Employee,

during the Term of this Agreement, an annual salary in the amount of One Hundred Thirty-five Thousand Dollars ($135,000), which salary shall accrue weekly (prorated for periods less than a week)

and shall be payable in equal weekly installments, in arrears.

   3.2  Other Compensation.  During the Term hereof, the

Employee shall be entitled to participate, on a basis

proportionate to the participation of the other executive officers of the Company, in any compensatory plan, contract or arrangement that is available to the Company's most senior executive officers from time to time during the Term hereof, including, but not

limited to (a) the Company's current bonus plan, generally

referred to as the Incentive Compensation Plan, as in effect on the Commencement Date, and (b) the 1995 Key Employee's Stock

Option Plan.  Effective as of March 8, 1996, the Company will grant to the Employee options to purchase an additional 7,616 shares of the then outstanding common stock of the Company for an exercise price of $22 5/8 per share, and on such other terms and conditions as shall be approved by the Stock Option Committee pursuant to the Stock Option Plan.

    3.3  Benefits and Perquisites. The Employee shall be

entitled, during the Term hereof, to the same medical, hospital,

dental and life insurance coverage and benefits, vacations, and other perquisites, as are available to the Company's most senior executive officers on the Commencement Date or benefits that are substantially comparable.

   3.4  Withholding. Any and all amounts payable under this

Agreement, including, without limitation, amounts payable in the event of the termination hereof under Sections 7.3 and 7.4 hereof,

are subject to withholding for such federal, state and local taxes as the Company in its reasonable judgment determines to be

required pursuant to any applicable law, rule or regulation.

   3.5 Annual Review. No less frequently than annually, the

Board of Directors shall review the Employee's performance of his duties and services under this Agreement, and may, commensurate with the Employee's and the Company's performance, increase, but not decrease, the salary, stock options, other compensation and
benefits payable to the Employee under this Agreement during the remaining Term.

                            ARTICLE 4

           Working Facilities, Expenses and Insurance

   4.1 Working Facilities and Expenses. The Employee shall be furnished with an office at the principal office of the Company,

or at such other location as may be agreed to by the Employee and the  Board of Directors, and other working facilities and

secretarial and other assistance suitable to his position and adequate for the performance of his duties hereunder.  The Company shall reimburse the Employee for all the Employee's reasonable expenses incurred while employed and performing his duties under and in connection with the terms and conditions of the  Agreement,

subject to the Employee's full appropriate documentation,

including, without limitation, receipts for all such expenses in the manner required pursuant to Company's policies and procedures and the Internal Revenue Code.

   4.2 Insurance. The Company may secure in its own name or

otherwise, and at its own expense, life, disability and other insurance covering the Employee or the Employee and others, and the Employee shall not have any right, title or interest in or to such insurance other than as expressly provided herein.  The

Employee agrees to assist the Company in procuring such insurance by submitting to the usual and customary medical and other

examinations to be conducted by such physician(s) as the Company
or such insurance company may designate and by signing such

applications and other written instruments as may be required by the insurance companies to which application is made for such insurance.

                            ARTICLE 5

                      Illness or Incapacity

   5.1  Right to Terminate. If, during the Term of this

Agreement, the Employee shall be unable to perform in all material respects his duties hereunder for a period exceeding one hundred twenty (120) consecutive calendar days, or a total of one hundred eighty-six (186) non-consecutive calendar days, by reason of illness or incapacity, this Agreement may be terminated by the

Company at its election pursuant to Section 7.2(b) hereof.

   5.2  Right to Replace.  If the Employee's illness or

incapacity, whether by physical or mental cause, renders him unable for a minimum period of 30 consecutive calendar days to carry out his duties and responsibilities as set forth herein, the

Company shall have the right to designate a person to temporarily succeed the Employee in the capacity described in Article 1

hereof; provided, however, that if the Employee returns to work from such illness or incapacity within the six (6) month period following his inability due to illness or incapacity, he shall be entitled to be reinstated in the capacity described in Article 1 hereof with all duties and privileges attendant thereto.


     5.3  Rights Prior to Termination. The Employee shall be

entitled to his full remuneration and benefits hereunder during such illness or incapacity unless and until an election is made by the Company to terminate this Agreement in accordance with the provisions of this Article.

                            ARTICLE 6

                         Confidentiality

   6.1  Confidentiality. During the Term of this Agreement and at all times thereafter, the Employee agrees to maintain the confidential nature of all trade secrets, including, without limitation, development ideas, acquisition strategies and plans,

financial information, records, "know-how", methods of doing business, customer, supplier and distributor lists and all other confidential information of the Company. The Employee shall not be obligated to maintain the confidential nature of information the disclosure of which is required by law or which already is in the public domain. The Employee shall not use (other than in connection with his employment), in any way whatsoever, such trade secrets except as authorized in writing by the Company. The

Employee shall, upon terminating his employment, deliver to the

Company any and all records, books, documents or any other

materials whatsoever (including all copies thereof) containing such trade secrets, which shall be and remain the property of the

Company.


     6.2  Non-Removal of Records.  All documents, papers,

materials, notes, books, correspondence, drawings and other

written and graphical records relating to the Business of the

Company which the Employee shall prepare or use, or come into contact with, shall be and remain the sole property of the Company and shall not be removed from their respective premises without the Company's prior written consent.

                            ARTICLE 7

                           Termination

    7.1  Termination For Cause.  This Agreement and the

employment of the Employee may be terminated by the Company "For

Cause" in any of the following circumstances:

      (a)  The Employee has committed any act or acts of

fraud or misappropriation that result in or are intended to result in his personal enrichment at the expense of the Company;

      (b)  The Employee is in default in a material respect

in the performance of his obligations, services or duties

hereunder, which shall include, without limitation, the Employee's disregarding the written instructions (in the Company's minutes or otherwise) from the Company's Board of Directors or his superiors concerning the conduct of his duties hereunder,  the  Employee's acting in a manner  materially inconsistent with the published policies of the Company or its affiliates, as promulgated from time to time and which are generally applicable to all employees

and/or senior executives of the Company, the Employee's acting in a manner materially inconsistent  with the customary standards  of performance applicable to persons in similar positions in the supermarket industry in the United States, or if the Employee has breached any other material provision of this Agreement; provided that if, and only if, such default or breach is curable, the

Employee shall not be in default hereunder unless he shall have failed to cure such default or breach within 15 days of written notice thereof by the Company to the Employee;

      (c)  The Employee is grossly negligent, which causes

substantial damage or loss to the Company, or engages in willful misconduct in the performance of his duties hereunder; provided,

however, that the Employee may be terminated under this paragraph

7.1(c) only if the disinterested directors of the Company's Board of Directors first unanimously approve of the termination; or

      (d)  The Employee has engaged in illegal activities

which, individually, or in the aggregate, reflect materially adversely upon, or have a materially adverse impact on, the

Company.

     A termination For Cause under this Section 7.1 shall be

effective upon the date set forth in a written notice of

termination delivered to the Employee.

   7.2  Termination Without Cause. This Agreement and the

employment of the Employee may be terminated "Without Cause" as follows:

        (a) by mutual agreement of the parties hereto;

        (b) at the election of the Company at any time by its

giving at least thirty (30) days advance written notice to the

Employee;

      (c)  at the election of the Employee by his giving

written notice to the Company in the event that the Company shall default in or breach the performance of any of its obligations under this Agreement, or in the event that the Company shall effect  a material diminution or material adverse change in the

Employee's title, responsibilities or duties; provided, that if,

and only if, such default, breach, diminution or change is

curable, the Employee may not elect to give notice under this

Section 7.2 (c), unless the Company shall have failed to cure such default, breach, diminution or change within fifteen (15) days of written notice thereof provided by the Employee to the Company; or

     (d) upon the Employee's death.

    A termination Without Cause under this Section 7.2 shall be effective upon the date set forth in a written notice of

termination delivered hereunder, which shall be not less than thirty (30) days nor more than 45 days after the giving of such notice, except for a termination pursuant to Section 7.2(d)

hereof, which shall be automatically effective upon the occurrence of the event described therein.

   7.3  Effect of Termination For Cause. If the Employee's

employment is terminated For Cause:


        (a)  The Employee shall be entitled to accrued salary

through the date of termination;

      (b)  The Employee shall be entitled to reimbursement

for expenses accrued through the date of termination in accordance with the provisions of Section 4.1 hereof; and

      (c)  Except as provided in Article 11, this Agreement

shall thereupon be of no further force and effect.

   7.4 Effect of Termination Without Cause. If the Employee's

employment is terminated Without Cause:

      (a)  The Employee shall be entitled to accrued salary

through the date of termination;

      (b)  The Employee shall be entitled to reimbursement

for expenses accrued through the date of termination in accordance with the provisions of Section 4.1 hereof; and

     (c) Subject to Section 7.5 and except in the case of a

termination Without Cause under Section 7.2(d), the Employee shall be entitled to receive all amounts of salary as would have been payable under Section 3.1 hereof through the Scheduled Termination

Date, which amounts shall be paid as and when the same would have been payable under the Agreement had it not been terminated;

provided, however, in the case of a termination Without Cause pursuant to Section 7.2 (c), then Employee is entitled to elect to receive all salary due under this Section 7.4 (c) in a lump sum,

discounted to reflect the present value of that salary over the

Unexpired Term(as defined in section 7.5);


       (d) Subject to Section 7.5 and except in the case of a

termination Without Cause under Section 7.2(d), the Employee shall be entitled to receive all medical, hospital and dental coverage and benefits as would have been payable under Section 3.3 hereof through the Scheduled Termination Date, which amounts shall be paid as and when the same would have been payable under the

Agreement had it not been terminated, and if the Employee is not entitled to participate in any such benefit plan under the terms thereof following the termination, then the Company shall provide the Employee with substantially identical coverage and benefits;

      (e)  Subject to Section 7.5, if the Employee is

participating in a Company bonus plan as of the date of

termination, he shall be entitled to an accrued bonus through the date of termination, computed on a per diem basis based upon the bonus which would have otherwise been payable to the Employee for the fiscal year during which the date of termination falls had the

Agreement not been terminated, computed on the same basis as in effect immediately prior to the date of termination, which bonus shall be paid as and when the same would have otherwise been payable under the bonus plan had the Agreement not been

terminated; and

      (f)  Except as provided in Article 11, this Agreement

shall be of no further force or effect.

   7.5  Mitigation and Offset. In the event of a termination

of employment hereunder, the Employee shall be under no obligation to seek alternative employment or other gainful occupation during
the period from the termination of this Agreement through the

Scheduled Termination Date (the "Unexpired Term") by way of

mitigation of amounts payable to the Employee under this Article

7; provided, however, that, except in the case of Employee's

Termination Without Cause under Section 7.2 (c), if the Employee provides, directly or indirectly (including through any personal service entity), any services (whether as employee, consultant,

independent contractor or otherwise) to any person engaged in a business similar to the business of the Company as then conducted

(a "Third Party") during the Unexpired Term, all amounts paid or payable to the Employee by or on behalf of such Third Party in respect thereof (exclusive of any fringe benefits, profit sharing and deferred compensation arrangements customarily offered to senior management of the Third Party) ("Offset Amounts") shall reduce any amounts payable thereafter by the Company to the

Employee under Sections 7.4(c), (d) and (e) hereof on a dollar-

for-dollar basis. Upon the request of the Company, from time to time, the Employee shall certify in writing to the Company all

Offset Amounts received or receivable by him and shall provide the

Company with true copies of all written agreements and a summary of the terms of all oral agreements pursuant to which such Offset

Amounts are paid or payable to the Employee.

   7.6 Full Settlement. The payments provided for in Article

7 of this Agreement are in full settlement of any claims the

Employee may have against the Company arising out of his

termination, including, but not limited to, any claims for
wrongful discharge; provided, however, that nothing herein shall limit any rights or obligations of the parties under any other agreement with the Company or any pension, severance, retirement,

stock option, deferred compensation or other benefit plans of the

Company which are applicable to the Employee and which provide for specified rights and obligations in the event of  a termination of the Employee's employment with the Company.

                            ARTICLE 8

              Non-Competition And Non-Interference

   8.1 Non-Competition. The Employee agrees that during the

Term hereof and for a period of one year thereafter, except in the case of a Termination Without Cause, the Employee will not,

directly, indirectly or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity,

own, manage, control, join, or participate in the ownership,

management, operation, or control of, or be financially interested in or advise, lend money to, or be employed by or provide

consulting services to, or be connected in any manner with (a) any supermarket, retail food store, grocery store, liquor store,

warehouse store or any similar business located in market areas where the Company operates; or (b) any company, entity or business with which Company was in active negotiation for the purchase of a supermarket, retail food store, grocery store, liquor store or warehouse store at the time of termination of the Employee's

employment, or with any other company which shall acquire such supermarket, retail food store, grocery store, liquor store or warehouse store.  The Employee acknowledges that the business of the Company is presently conducted throughout the counties in

Florida listed on Exhibit A attached hereto and any county

contiguous thereto and that such counties constitute the present market area of the Company.

   Ownership of less than 1% of the stock in a publicly-held

company shall not be deemed a violation of this Section 8.1.

   8.2 Non-Interference. The Employee agrees that during the

Term hereof and for a period of one year thereafter, the Employee will not, directly, indirectly or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity, induce or entice any employee of the Company to leave such employment or cause anyone else to do so.

   8.3  Severability. If any covenant or provision contained

in Section 8.1 is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the

validity of any other covenant or provision. The parties intend that the covenants contained in Section 8.1 shall be deemed to be a series of separate covenants, one for each county referenced therein.  Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant

contained in such Section. If, in any arbitration or judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included in such Section, then such unenforceable
covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings.

                            ARTICLE 9

                            Remedies

   9.1 Equitable Remedies. The Employee and the Company agree that the services to be rendered by the Employee pursuant to this

Agreement, and the rights and interests granted  and  the

obligations to be performed by the Employee to the Company

pursuant  to  this  Agreement, are of a special,  unique,

extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or

adequately compensated in damages in any action at law, and that a breach by the Employee of any of the terms of the Agreement will cause the Company great and irreparable injury and damage. In the event of a breach or threatened breach of Article 6, Section 8.1 or Section 8.2, the Employee hereby expressly agrees that the

Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of the

Agreement, both pendente lite and permanently, against the

Employee, as such breach would cause irreparable injury to the

Company and a remedy at law would be inadequate and insufficient.

Therefore, the Company may, in addition  to pursuing its other remedies, obtain an injunction from any court having  jurisdiction in the matter restraining any further violation.  The Employee
agrees that a bond in the amount of $5,000 shall be adequate security for issuance of any temporary injunction.  The Company shall also be entitled to such damages as it can show it has sustained, directly or indirectly, by reason of said breach.

   9.2  Rights and Remedies Preserved.  Nothing in this

Agreement except Sections 7.6 and 10.11 shall limit any right or remedy the Company or the Employee may have under this Agreement or pursuant to law for any breach of this Agreement by the other party. Except as set forth in Sections 7.6 and 10.11, the rights granted to the Company and the Employee herein are cumulative and the election of one shall not constitute a waiver of such party's right to assert all other legal remedies available under the circumstances.

                           ARTICLE 10

                          Miscellaneous

   10.1 No Waivers. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from

enforcing such provision or any other provision of this Agreement.

   10.2 Notices. Any notice to be given to the Company and the

Employee under the terms of this Agreement may be delivered

personally, by telecopy, telex or other form of written electronic transmission, or by registered or certified mail, postage prepaid,

and shall be addressed as follows:

   If to the Company: Ronald E. Johnson
                      Chief Executive Officer
                      Kash n' Karry Food Stores, Inc.
                      6422 Harney Road
                      Tampa, Florida 33610
                      Telecopier: (813) 626-9550




   With a copy to:     Robert S. Bolt, Esq.
                       Barnett, Bolt, Kirkwood & Long
                       601 Bayshore Boulevard
                       Suite 700
                       Tampa, Florida 33606
                       Telecopier: (813) 251-6711


 If to the Employee:   Richard D. Coleman
                       5005 Garrick Court
                       Tampa, FL 33624

Either party may hereafter notify the other in writing of any change in address. Any notice shall be deemed duly given (i) when personally delivered, or (ii) on the third day after it is mailed by registered or certified mail, postage prepaid, as provided herein.

   10.3 Severability. The provisions of this Agreement are

severable and if any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts thereof, shall not be affected thereby.

   10.4 Successors and Assigns. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company,

including  the survivor upon any merger, consolidation  or
combination of the Company with any other entity. The Employee shall not have the right to assign, delegate or otherwise transfer any duty or obligation to be performed by him hereunder to any person or entity, nor to assign or transfer any rights hereunder.

   10.5 Entire Agreement.  With respect to the terms of

Employee's employment, this Agreement supersedes all  prior

agreements and understandings between the parties hereto, oral or written, and may not be modified or terminated orally.  No

modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such

modification, termination or waiver is sought to be enforced.

This Agreement was the subject of negotiation by the parties hereto and their counsel. The parties agree that no prior drafts of this Agreement shall be admissible as evidence (whether in any arbitration or court of law) in any proceeding which involves the interpretation of any provisions of this Agreement.

   10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of

Florida without reference to the conflict of law principles

thereof.

   10.7 Section Headings.  The section headings contained

herein are for the purposes of convenience only and are not

intended to define or limit the contents of said sections.

   10.8 Further Assurances. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other
party in order to carry out the provisions and purposes of this

Agreement.

   10.9 Gender. Whenever the pronouns "he" or "his" are used

herein they shall also be deemed to mean "she" or "hers" or "it"

or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

   10.10  Counterparts. This Agreement may be executed in

counterparts, all of which taken together shall be deemed one original.

   10.11  Arbitration.  The parties hereto agree that any

dispute concerning or arising out of the provisions of the

Agreement shall be resolved by arbitration in accordance with the rules of the American Arbitration Association. Such arbitration shall be held in Tampa, Florida and the decision of the

arbitrator(s) shall be conclusive and binding on the parties and shall be enforceable by either party in any court of competent jurisdiction.  The arbitrator may, in his or her discretion, award attorneys' fees and costs to such party as he or she sees fit in rendering his or her decision.  Notwithstanding the foregoing, if any dispute arises hereunder as to which the Company desires to exercise any rights or remedies under Section 9.1 hereof, the

Company may, in its discretion, in lieu of submitting the matter to arbitration, bring an action thereon in any court of competent jurisdiction in Hillsborough County, Florida, which court may
grant any and all relief available in equity or at law. In any such action, the prevailing party shall be entitled to reasonable attorneys' fees and costs as may be awarded by the court.


                           ARTICLE 11

                            Survival

   11.1 Survival. The provisions of Article 6, 8, 9 and 10,

and Sections 7.3, 7.4, 7.5 and 7.6 of this Agreement shall survive the termination of this Agreement whether upon, or prior to, the

Scheduled Termination Date hereof.


   IN WITNESS WHEREOF, the parties hereto have executed this

Employment Agreement as of the date first above written.



                                KASH N' KARRY FOOD STORES, INC.,
                                a Delaware corporation


/s/ Julie Hicks                 By: /s/ Ronald E. Johnson
_________________________           __________________________
                                Name: Ronald E. Johnson
/s/ BJ Mehaffey                 Title: Chairman,
_________________________              President & CEO
As to the Company




/s/ Julie Hicks                 /s/ Richard D. Coleman
_________________________       _______________________________
                                RICHARD D. COLEMAN
/s/ BJ Mehaffey
______________________
As to the Employee

   rsb\KnK\Coleman employment agreement dated January 26, 1996
                               22